Consent of Independent Auditors

We consent to the use in this Registration Statement of Lincoln Bancorp on Form S-4 of our report dated February 8, 2000 on the consolidated financial statements of Lincoln Bancorp, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm appearing under the headings "Selected Financial Data" and "Experts" in the Prospectus.

/s/ Olive LLP

Indianapolis, Indiana
June 19, 2000


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                         Consent of Independent Auditors

We consent to the use in this Registration Statement of Lincoln Bancorp on Form S-4 of our report dated July 23, 1999 on the consolidated financial statements of Citizens Bancorp, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm appearing under the headings "Selected Financial Data" and "Experts" in the Prospectus.

/s/ Olive LLP

Indianapolis, Indiana
June 19, 2000